UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 20, 2011

SHENGTAI PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51312 (Commission File Number)	54-2155579 (IRS Employer Identification No.)

Changda Road East Development District, Changle County Shandong, PRC 262400 (Address of principal executive offices)	262400 (Zip Code)

Registrant’s telephone number, including area code: 011-86-536-218-2777

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 20, 2011, we received notice from our director, Mr. Fei He informing us that he would be resigning as director of the Company with effect from August 20, 2011 for personal reasons.  Mr. He did not resign as a result of any disagreement with the Company on any matter relating to our operations, policies or practices.

The Board of Directors approved his resignation on August 20, 2010.

We provided Mr. He with a copy of this disclosure before its filing with the SEC. We requested that Mr. He provide us with a letter stating whether or not he agrees with the above statements, and we received a letter from Mr. He stating that he agrees with the above statements.  A copy of this letter is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Description
	99.1	Letter dated August 20, 2011 from Fei He to the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENGTAI PHARMACEUTICALS, INC.

Dated: August 20, 2011	By:	/s/ Qingtai Liu
	Name:	Qingtai Liu
	Title:	Chief Executive Officer